Exhibit 10.1

BAIRD MEDICAL INVESTMENT HOLDINGS LIMITED

2024 EQUITY INCENTIVE PLAN

ARTICLE 1

PURPOSE

The purpose of this 2024 EQUITY INCENTIVE PLAN (the “Plan”) is to promote the success of Baird Medical Investment Holdings Limited, (the “Company”), by linking the personal interests of the Directors, Employees, and Consultants to those of the Company’s shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s shareholders. The Plan is further intended to attract, retain and motivate the services of the Directors, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

Section 2.1         “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of shares, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; or (d) any trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of shares, assets or an equivalent ownership interest or voting interest) of the Company; provided that, unless otherwise determined by the Committee, the Shares subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code.

Section 2.2         “Applicable Laws” means any applicable legal requirements relating to the administration of and the issuance of securities under this Plan, including, without limitation, the requirements of laws of the United States, the People’s Republic of China or the Cayman Islands, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan, and any procedures to be fulfilled for the implementation of the Plan required by the relevant authorities, including but not limited to the requirement of foreign exchange registration. For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes or regulations.

Section 2.3         “Award” means an Option, Restricted Share, Restricted Share Unit, Performance Award or other types of awards approved by the Committee granted to a Participant pursuant to the Plan.

Section 2.4         “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

Section 2.5         “Board” means the Board of Directors of the Company.

Section 2.6         “Cause” with respect to a Participant means (unless otherwise expressly provided in the applicable Award Agreement, or another applicable contract with the Participant that defines such term based upon a finding by the Service Recipient, acting in good faith and based on its reasonable belief at the time) that the Participant:

(a)        has been negligent in the discharge of his or her duties to the Service Recipient, has refused to perform lawful and stated or assigned duties or is incompetent in or (other than by reason of a disability or analogous condition) incapable of performing those duties;

(b)        has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information;

(c)        has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Service Recipient; or has been convicted of, or plead guilty or nolo contendere to, a felony or misdemeanor (other than minor traffic violations or similar offenses) or other crimes;

(d)        has materially breached any of the provisions of any agreement with the Service Recipient;

(e)        has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Service Recipient;

(f)         has improperly induced an employee, a vendor or customer to break or terminate any contract with the Service Recipient or induced a principal for whom the Service Recipient acts as agent to terminate such agency relationship; or

(g)        has engaged in any conduct that is materially adverse to the name, reputation or interests of the Company.

Section 2.7         “Code” means the Internal Revenue Code of 1986 of the United States, as amended.

Section 2.8         “Committee” means any committee of the Board delegated with the power and authority to administer the Plan as described in Article 11. Reference to the Committee shall refer to the Board in the absence of a Committee. As of the date of the adoption of the Plan, it is expected that the Compensation Committee of the Company (once duly constituted in accordance with the Memorandum and Articles of Association of the Company) shall serve as the Committee for purposes of the Plan.

Section 2.9         “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to a Service Recipient; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(a)        the consultant or adviser is a natural person who has contracted directly with the Service Recipient to render such services.

Section 2.10         “Corporate Transaction”, unless otherwise defined in an Award Agreement, means any of the following transactions:

(a)        an amalgamation, arrangement, merger or consolidation or scheme of arrangement (i) in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated or (ii) following which the holders of the voting securities of the Company do not continue to hold more than 50% of the combined voting power of the voting securities of the surviving entity;

(b)        the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(c)        the complete liquidation or dissolution of the Company;

(d)        any reverse takeover or series of related transactions culminating in a reverse takeover (including, but not limited to, a tender offer followed by a reverse takeover) in which the Company is the surviving entity but (A) the Company’s equity securities outstanding immediately prior to such takeover are converted or exchanged by virtue of the takeover into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such takeover or the initial transaction culminating in such takeover, but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction; or

(e)        acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction.

Section 2.11         “Director”, means a member of the Board or a member of the board of directors of a Parent or any Subsidiary of the Company.

Section 2.12         “Disability”, means, with respect to a Participant (unless otherwise defined in the applicable Award Agreement), that the Participant qualifies to receive long-term disability payments under the Service Recipient’s long-term disability insurance program, as it may be amended from time to time, to which the Participant provides services regardless of whether the Participant is covered by such policy. If the Service Recipient to which the Participant provides service does not have a long-term disability plan in place, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determinable physical or mental impairment for a period as defined in the Company policies then in effect or as determined by the Committee in its sole discretion. A Participant will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Committee in its discretion. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

Section 2.13        “Effective Date” shall have the meaning set forth in Section 12.1.

Section 2.14       “Employee” means any person, including an officer or a Director, who is in the employment of a Service Recipient, subject to the control and direction of the Service Recipient as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by a Service Recipient shall not be sufficient to constitute “employment” by the Service Recipient.

Section 2.15       “Exchange Act” means the Securities Exchange Act of 1934 of the United States, as amended.

Section 2.16       “Fair Market Value” means, as of any date, the value of Shares determined as follows:

(a)        If the Shares are listed on one or more established stock exchanges or national market systems, including without limitation, the New York Stock Exchange or the Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Shares are listed (as determined by the Committee) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported on the website maintained by such exchange or market system or such other source as the Committee deems reliable;

(b)       If the Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such Shares as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c)        In the absence of an established market for the Shares of the type described in (a) and (b) above, the Fair Market Value thereof shall be determined by the Committee in good faith.

Section 2.17         “Incentive Share Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto, regardless of whether Section 422 of the Code is applicable to such Option.

Section 2.18       “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

Section 2.19       “Non-Qualified Share Option” means an Option that is not intended to be an Incentive Share Option.

Section 2.20       “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of Shares at a specified price during specified time periods. An Option may be either an Incentive Share Option or a Non-Qualified Share Option.

Section 2.21       “Participant” means a person who, as a Director, Consultant or Employee, has been granted an Award pursuant to the Plan.

Section 2.22       “Parent” means a parent corporation under Section 424(e) of the Code.

Section 2.23       “Performance Award” means an Award granted to a Participant pursuant to Article 8 that is contingent upon achieving certain Performance Goals.

Section 2.24       “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a government or any branch, department, agency, political subdivision or official thereof.

Section 2.25       “Plan” means this 2024 Equity Incentive Plan of Baird Medical Investment Holdings Limited, as amended and/or restated from time to time.

Section 2.26       “Restricted Share” means a Share awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

Section 2.27       “Restricted Share Unit” means an Award granted pursuant to Article 7 to receive a Share at a future date.

Section 2.28       “Securities Act” means the Securities Act of 1933 of the United States, as amended.

Section 2.29       “Service Recipient” means the Company, a Parent or Subsidiary of the Company to which a Participant provides services as an Employee, a Consultant or a Director.

Section 2.30       “Shares” means the ordinary shares of the Company.

Section 2.31       “Subsidiary” means any corporation or other entity of which a majority of the outstanding voting shares or voting power is beneficially owned directly or indirectly by the Company. For purposes of this Plan, any “variable interest entity” that is consolidated into the consolidated financial statements of the Company under applicable accounting principles or standards which may apply to the consolidated financial statements of the Company shall be deemed to be a Subsidiary.

Section 2.32       “Ten Percent Shareholder” means a Person owning shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company, its Subsidiaries or its Parent.

Section 2.33       “Terminated for Cause” or “Termination for Cause” means, in the case of a Participant, (i) the termination of the Participant’s status as an Employee, a Consultant or a Director for Cause or (ii) the Participant’s voluntary resignation as an Employee, a Consultant or a Director if the Service Recipient determines at any time that, before or after the Participant’s resignation, the Company had Cause to terminate such Participant’s status as an Employee, a Consultant or a Director. A Termination for Cause shall be deemed to occur (subject to reinstatement upon a contrary final determination by the Committee) on the date on which the Service Recipient first delivers written notice to the Participant of a finding of Termination for Cause.

Section 2.34       “Transaction” means the closing of the “de-SPAC” business combination of the Company pursuant to that certain Business Combination Agreement by and among the Company and ExcelFin Acquisition Corp., among others, dated June 26, 2023.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

Section 3.1         Number of Shares. Subject to the provisions of Article 10 and Section 3.1, the initial aggregate number of Shares that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall be equal to 10% of the issued and outstanding Shares (on a fully diluted basis) as of immediately after the closing of the Transaction. The total number of Shares that will be reserved, and that may be issued, under the Plan will automatically increase on the first trading day of each calendar year, beginning with calendar year 2025, by a number of Shares equal to three percent (3%) of the total outstanding Shares on the last day of the prior calendar year. Notwithstanding the automatic annual increase set forth in this Section 3.1, the Board may act prior to January 1st of a given year to provide that there will be no such increase in the Share reserve for such year or that the increase in the Share reserve for such year will be a lesser number of Shares than would otherwise occur pursuant to the stipulated percentage. The maximum number of Shares with respect to which Incentive Share Options may be granted under the Plan shall be equal to 5% of the issued and outstanding Shares (on a fully diluted basis) as of immediately after the closing of the Transaction (subject to any increase or decrease pursuant to Article 10, but not subject to the annual adjustment provision above), and the limits set forth in this Section 3.1 will be construed to comply with the applicable requirements of Section 422 of the Code. To the extent that an Award terminates, expires, or lapses for any reason, or is settled in cash and not Shares, then any Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by Applicable Laws, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form or combination by the Company or any Parent or Subsidiary of the Company shall not be counted against Shares available for grant pursuant to the Plan. Shares delivered by the Participant or withheld by the Company upon the exercise of any Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3.1. If any Restricted Shares are forfeited by the Participant or repurchased by the Company, such Shares may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3.1. Notwithstanding the provisions of this Section 3.1, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Share Option to fail to qualify as an incentive share option under Section 422 of the Code.

Section 3.2         Shares Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares (subject to Applicable Laws) or Shares purchased on the open market.

Section 3.3         Annual Non-Employee Director Compensation Limitation. Notwithstanding anything to the contrary contained in this Article 3 or elsewhere in the Plan, in no event will any individual Non-Employee Director in any fiscal year of the Company be granted compensation for such Non-Employee Director service having an aggregate maximum value (computed as of the date of grant in accordance with applicable financial accounting rules) exceeding US$1,000,000.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

Section 4.1         Eligibility. Persons eligible to participate in this Plan include Employees, Consultants, and Directors as determined by the Committee in writing in its sole discretion.

Section 4.2         Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan.

Section 4.3         Incentive Share Options. Notwithstanding the foregoing, only Employees of the Company, its Subsidiaries and its Parent who are U.S. taxpayers are eligible to be granted Incentive Share Options under the Plan. Eligibility for the grant of an Incentive Share Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.

Section 4.4         Jurisdictions. In order to assure the viability of Awards granted to Participants employed in various jurisdictions, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, foreign exchange administration rules, or custom applicable in the jurisdiction in which the Participant resides or is employed (including, without limitation, Applicable Laws and customs applicable in the People’s Republic of China and the Cayman Islands). Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 3.1 of the Plan. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any Applicable Laws.

ARTICLE 5

OPTIONS

Section 5.1         General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)        Exercise Price. The exercise price per Share subject to an Option shall be determined by the Committee and set forth in the Award Agreement which, unless otherwise determined by the Committee, may be a fixed or variable price related to the Fair Market Value of the Shares on the date of grant; provided, however, that, unless otherwise determined by the Committee, no Option may be granted to an individual subject to taxation in the United States with an exercise price per Share at less than the Fair Market Value on the date of grant, unless such Option is granted pursuant to an assumption or substitution of another Option in a manner that satisfies the requirements of Section 424(a) of the Code. The exercise price per Share subject to an Option may be amended or adjusted in the absolute discretion of the Committee or the Board, the determination of which shall be final, binding and conclusive. For the avoidance of doubt, to the extent not prohibited by Applicable Laws (including any applicable exchange rule), a downward adjustment of the exercise prices of Options mentioned in the preceding sentence shall be effective without the approval of the Company’s shareholders or the approval of the affected Participants. Notwithstanding the foregoing, the exercise price per Share shall in no circumstances be less than the par value per Share.

(b)       Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, including exercise prior to vesting; provided that the term of any Option granted under the Plan shall not exceed ten years, and provided further that the term of an Incentive Share Option granted to a Ten Percent Shareholder shall not exceed five years, in each case. The Committee shall also determine the conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c)        Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid and the form of payment.

(d)        Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

Section 5.2         Incentive Share Options. Incentive Share Options may be granted to Employees of the Company, a Parent, or a Subsidiary of the Company. Incentive Share Options may not be granted to “independent directors” under the rules of any national securities exchange or national securities association, as applicable, or Consultants. The terms of any Incentive Share Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the following additional provisions of this Section 5.2:

(a)        Expiration of Option. The vested portion of an Incentive Share Option may not be exercised to any extent by anyone after the first to occur of the following events:

(i)            Ten years from the date it is granted, unless an earlier time is set in the Award Agreement, provided that the term of an Incentive Share Option granted to a Ten Percent Shareholder shall not exceed five years;

(ii)           Immediately (or on such later date approved in writing with the relevant Participant) upon the Participant’s Termination for Cause;

(iii)          Within 90 days of the Participant’s termination of employment or service other than for Cause, Disability or death; and

(iv)          One year after the date of the Participant’s termination of employment or service on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Share Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Share Option or dies intestate, by the person or persons entitled to receive the Incentive Share Option pursuant to the applicable laws of descent and distribution.

(b)        Unvested Options. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, Options that are not vested as of the date of a Participant’s termination of employment or service for any reason shall terminate and expire as of the date of such termination.

(c)        Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Share Options are first exercisable by a Participant in any calendar year may not exceed US$100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Share Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Share Options.

(d)        Exercise Price. The exercise price of an Incentive Share Option shall be equal to the Fair Market Value on the date of grant. However, the exercise price of any Incentive Share Option that is granted to any Ten Percent Shareholder, such Option shall only qualify as an Incentive Share Option if such Option is granted with an exercise price that is not less than 110% of Fair Market Value on the date of grant. Notwithstanding the foregoing, the exercise price per Share shall in no circumstances be less than the par value per Share.

(e)        Transfer Restriction. Subject to any restrictions on transfers provided in Section 9.4, the Participant shall give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Share Option within (i) two years from the date of grant of such Incentive Share Option or (ii) one year after the transfer or issue (as they case may be) of such Shares to the Participant.

(f)        Expiration of Incentive Share Options. No Award of an Incentive Share Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date, provided that the term of an Incentive Share Option granted to a Ten Percent Shareholder shall not exceed five years.

(g)        Right to Exercise. During a Participant’s lifetime and in circumstances where the Participant is not affected by any Disability, an Incentive Share Option may be exercised only by the Participant.

Section 5.3         Dividends. Unless otherwise determined by the Committee, Options granted under this Plan may not provide for any dividends or dividend equivalents thereon.

Section 5.4         Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Non-Qualified Share Option on a cashless basis on the last day of the term of such Option if the Participant has failed to exercise the Non-Qualified Share Option as of such date, with respect to which the Fair Market Value of the Shares underlying the Non-Qualified Share Option exceeds the exercise price of such Non-Qualified Share Option on the date of expiration of such Option, subject to Section 14.3. Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

ARTICLE 6

RESTRICTED SHARES

Section 6.1         Grant of Restricted Shares. The Committee is authorized to grant Restricted Shares to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Restricted Shares shall be evidenced by an Award Agreement. The purchase price of the Restricted Shares shall be fixed by the Committee. The purchase price for Restricted Shares may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

Section 6.2         Restrictions and Conditions. The Restricted Shares awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a)        Restriction Period. (i) The Participant shall not be permitted to transfer Restricted Shares awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the Restricted Share Award Agreement or as otherwise provided for by the Committee. Based on service, attainment of Performance Goals pursuant to Section 6.2(a)(ii) and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Share Award and/or waive the deferral limitations for all or any part of any Restricted Share Award.

(ii)           If the grant of Restricted Shares or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable vesting percentage of the Restricted Shares applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.

(b)        Rights as a Shareholder. Except as provided in Section 6.2(a) and this Section 6.2(b) or as otherwise determined by the Committee in an Award Agreement, the Participant shall have, with respect to the Restricted Shares, all of the rights of a holder of Shares of the Company, including, without limitation, the right to receive dividends, the right to vote such Shares and, subject to and conditioned upon the full vesting of Shares of Restricted Shares, the right to tender such shares. The payment of dividends or other distributions on Restricted Shares shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period.

(c)        Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture or repurchase of the Restricted Shares, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.

Section 6.3         Forfeiture/Repurchase. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter and subject to all Applicable Laws, upon termination of employment or service during the applicable Restriction Period, Restricted Shares that are at that time subject to restrictions shall be forfeited or repurchased in accordance with the Award Agreement; provided, however, that the Committee may (a) provide in any Restricted Share Award Agreement that restrictions or forfeiture and repurchase conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture and repurchase conditions relating to Restricted Shares.

Section 6.4         Certificates for Restricted Shares. Restricted Shares granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7

RESTRICTED SHARE UNITS

Section 7.1         Grant of Restricted Share Units. The Committee, at any time and from time to time, may grant Restricted Share Units to Participants as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Restricted Share Units to be granted to each Participant.

Section 7.2         Restricted Share Units Award Agreement. Each Award of Restricted Share Units shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Restricted Share Units granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

Section 7.3         Form and Timing of Payment of Restricted Share Units. At the time of grant, the Committee shall specify the date or dates on which the Restricted Share Units shall become fully vested and non-forfeitable. Upon vesting, the Committee, in its sole discretion, may pay Restricted Share Units in the form of cash, Shares or a combination thereof.

Section 7.4         Forfeiture/Repurchase. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, and subject to all Applicable Laws, upon termination of employment or service during the applicable restriction period, Restricted Share Units that are at that time unvested shall be forfeited or repurchased in accordance with the Award Agreement; provided, however, the Committee may (a) provide in any Restricted Share Unit Award Agreement that restrictions or forfeiture and repurchase conditions relating to Restricted Share Units will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture and repurchase conditions relating to Restricted Share Units.

ARTICLE 8

PERFORMANCE AWARDS

Section 8.1         Performance Awards. The Committee may grant a Performance Award to a Participant payable upon the attainment of specific goals established by the Committee, in its sole discretion, as contingencies for Awards to vest and/or become exercisable or distributable (“Performance Goals”). If the Performance Award is payable in Restricted Shares, such Shares shall be transferable to the Participant only upon attainment of the relevant Performance Goal in accordance with Article 6. If the Performance Award is payable in cash, it may be paid upon the attainment of the relevant Performance Goals either in cash or in Restricted Shares (based on the then current Fair Market Value of such shares), as determined by the Committee, in its sole and absolute discretion. Each Performance Award shall be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may from time to time approve.

Section 8.2         Terms and Conditions. Performance Awards awarded pursuant to this Article 8 shall be subject to the following terms and conditions:

(a)        Earning of Performance Award. At or in connection with the expiration of the applicable designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate (the “Performance Period”), the Committee shall determine the extent to which the Performance Goals are achieved and the percentage of each Performance Award that has been earned. The Committee may, subject to Section 409A of the Code, in its sole discretion, adjust the Performance Period to be subject to continued vesting, earlier lapse or other modification.

(b)        Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, Performance Awards may not be transferred during the Performance Period. Unless otherwise determined by the Committee, in no event will any Performance Award granted under this Plan be transferred for value.

(c)        Dividends. Unless otherwise determined by the Committee at the time of grant, amounts equal to dividends declared during the Performance Period with respect to the number of Shares covered by a Performance Award will not be paid to the Participant. Any dividends or other distributions on Performance Awards will be deferred until, and paid contingent upon, the vesting of such Performance Awards.

(d)        Payment. Following the Committee’s determination in accordance with Section 8.2(a), the Company shall settle Performance Awards, in such form (including, without limitation, in Shares or in cash) as determined by the Committee, in an amount equal to such Participant’s earned Performance Awards.

(e)        Termination. Subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s termination for any reason during the Performance Period for a given Performance Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee.

(f)        Continued or Accelerated Vesting. Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, subject to Section 409A of the Code, at or after grant, provide for continued vesting of or accelerate the vesting of all or any part of any Performance Award.

ARTICLE 9

PROVISIONS APPLICABLE TO AWARDS

Section 9.1         Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

Section 9.2         Termination for Cause. Unless otherwise provided in the applicable Award Agreement, if a Participant’s employment by or service to the Service Recipient is Terminated for Cause, the Participant’s Awards will terminate upon such Termination for Cause, whether or not the Award is then vested and/or exercisable.

Section 9.3         Misconduct. Notwithstanding Section 9.2, unless otherwise provided in the applicable Award Agreement, upon finding of any Cause with respect to a Participant, the Board or the Committee may unilaterally or bilaterally amend, modify, suspend, cancel or rescind the Participant’s Award, whether or not the Award is then vested and/or exercisable.

Section 9.4         No Transferability; Limited Exception to Transfer Restrictions.

(a)        Limits on Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 9.4, by applicable law and by the Award Agreement, as the same may be amended:

(i)            all Awards are non-transferable and will not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge;

(ii)            Awards will be exercised only by the Participant; and

(iii)          amounts payable or Shares issuable pursuant to an Award will be delivered only to (or for the account of), and, in the case of Shares, registered in the name of, the Participant.

In addition, the Shares shall be subject to the restrictions set forth in the applicable Award Agreement.

(b)        Exceptions to Limits on Transfer. Notwithstanding the foregoing, no provision herein shall prevent or forbid transfers to a trust that was established solely for tax planning purposes and not for purposes of profit or commercial activity or, to one or more “family members” (as such term is defined in SEC Rule 701 promulgated under the Securities Act of 1933, as amended) by gift or pursuant to a qualified domestic relations order.

Section 9.5         Buy-Out. In the sole discretion of the Committee, any Award (in whole or in part) under the Plan may be settled in cash or other property in lieu of Shares; provided, however, payment in cash or other property in lieu of Shares shall not be made earlier than the time such Shares are deliverable pursuant to the terms of the Award. If any Award (in whole or in part) is settled in cash or other property in lieu of Shares, the number of Shares subject to such Award (or such portion thereof) shall revert to the Plan and again be available for grant or award under the Plan.

Section 9.6         Share Certificate. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Shares pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such Shares is in compliance with the Company’s Memorandum and Articles of Association, all Applicable Laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. All Share certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with all Applicable Laws, and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Committee may place legends on any Share certificate to reference restrictions applicable to the Share. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

Section 9.7         Paperless Administration. Subject to Applicable Laws, the Committee may make Awards, provide applicable disclosure and procedures for exercise of Awards by an internet website, electronic mail or interactive voice response system for the paperless administration of Awards.

Section 9.8         Foreign Currency. The Award Agreement shall specify the currency applicable to such Award.  The Committee may determine, in its sole discretion, that an Award denominated in one currency may be paid in any other currency based on the prevailing exchange rate as the Committee deems appropriate. A Participant may be required to provide evidence that any currency used to pay the exercise price of any Award were acquired and taken out of the jurisdiction in which the Participant resides in accordance with Applicable Laws, including foreign exchange control laws and regulations. In the event the exercise price for an Award is paid in Chinese Renminbi or other foreign currency, as permitted by the Committee, the amount payable will be determined by conversion from U.S. dollars at the official rate promulgated by the People’s Bank of China for Chinese Renminbi, or for jurisdictions other than the People’s Republic of China, the exchange rate as selected by the Committee on the date of exercise.

ARTICLE 10

CHANGES IN CAPITAL STRUCTURE

Section 10.1       Adjustments. In the event of any distribution, share split, combination or exchange of Shares, amalgamation, arrangement, merger or consolidation, reorganization of the Company, including the Company becoming a subsidiary in a transaction not involving a Corporate Transaction, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to its shareholders, or any other change affecting the Shares or the share price of a Share, in each case, occurring after the consummation of the Transaction, the Committee shall make such proportionate and equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and substitutions of shares in a parent or surviving company); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan. The form and manner of any such adjustments shall be determined by the Committee in its sole discretion (provided that the exercise price per Share shall in no circumstances fall below the par value per Share).

Section 10.2       Corporate Transactions. Except as may otherwise be provided in any Award Agreement or any other written agreement entered into by and between the Company and a Participant, if the Committee anticipates the occurrence, or upon the occurrence, of a Corporate Transaction, the Committee may, in its sole discretion, provide for (i) any and all Awards outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise the vested portion of such Awards during a period of time as the Committee shall determine, or (ii) the purchase of any Award for an amount of cash equal to the amount that would have been attained upon the exercise of such Award (and, for the avoidance of doubt, if as of such date the Committee determines in good faith that no amount would have been attained upon the exercise of such Award, then such Award may be terminated by the Company without payment and without consent of the applicable Participant), or (iii) the replacement of such Award with other rights or property selected by the Committee in its sole discretion or the assumption of or substitution of such Award by the successor or surviving corporation, or a Parent or Subsidiary thereof, with appropriate adjustments as to the number and kind of Shares and prices, or (iv) payment of such Award in cash based on the value of Shares on the date of the Corporate Transaction plus reasonable interest on the Award through the date as determined by the Committee when such Award would otherwise be vested or have been paid in accordance with its original terms, if necessary to comply with Section 409A of the Code.

Section 10.3       Outstanding Awards – Other Changes. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 10, in each case, occurring after the consummation of the Transaction, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights provided that the exercise price per Share shall in no circumstances fall below the par value per Share.

Section 10.4       No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of any class, the payment of any dividend, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares subject to an Award or the grant or exercise price of any Award.

ARTICLE 11

ADMINISTRATION

Section 11.1       Committee. The Plan shall be administered by the Committee to whom the Board shall delegate the authority to administer this Plan and to grant or amend Awards to Participants. Notwithstanding the foregoing, the full Board, acting by majority of its members in office, shall conduct the general administration of the Plan if required by Applicable Laws. Unless the entire Board constitutes the Committee, to the extent required by Applicable Laws, rule or regulation, it is intended that each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3 and (b) an “independent director” under the rules of any national securities exchange or national securities association, as applicable. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

Section 11.2       Action by the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

Section 11.3       Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a)        Designate eligible Participants to receive Awards;

(b)       Determine the type or types of Awards to be granted to each Participant;

(c)       Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)        Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

(e)        Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered (whether or not in exchange for another Award or combination of Awards);

(f)        Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g)       Decide all other matters that must be determined in connection with an Award;

(h)        Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)         Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j)         Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

Section 11.4       Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 12

EFFECTIVE AND EXPIRATION DATE

Section 12.1       Effective Date. The Plan is effective as of the date it is approved by the Board and adopted by the shareholders of the Company in accordance with the applicable provisions of the Company’s Memorandum of Association and Articles of Association (the “Effective Date”).

Section 12.2       Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 13

AMENDMENT, MODIFICATION, AND TERMINATION

The Board in its sole discretion may terminate this Plan at any time. The Board may amend this Plan at any time in such respects as the Board may deem advisable; provided, that to the extent necessary and desirable to comply with Applicable Laws, or stock exchange rules, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

ARTICLE 14

GENERAL PROVISIONS

Section 14.1       No Rights to Awards. No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

Section 14.2       No Shareholders Rights. No Award gives the Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

Section 14.3       Taxes. No Shares shall be issued, transferred or delivered under the Plan to any Participant until such Participant has made arrangements acceptable to the Committee for the satisfaction of any income and employment tax withholding obligations under Applicable Laws. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all applicable taxes (including the Participant’s payroll tax obligations) required or permitted by Applicable Laws to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold Shares otherwise issuable under an Award (or, subject to all Applicable Laws, allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award after such Shares were acquired by the Participant from the Company) in order to satisfy all of the Participant’s income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall, unless specifically approved by the Committee, be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory income and payroll tax withholding rates that are applicable to such supplemental taxable income under Applicable Laws.

Section 14.4       No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Service Recipient to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employment or service of any Service Recipient.

Section 14.5       Effect of Plan Upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for any Service Recipient. Nothing in the Plan shall be construed to limit the right of any Service Recipient: (a) to establish any other forms of incentives or compensation for Employees, members of the Board or Consultants, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

Section 14.6       Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

Section 14.7       Indemnification. To the extent allowable pursuant to Applicable Laws, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Memorandum of Association and Articles of Association, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 14.8       Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

Section 14.9       Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

Section 14.10     Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Section 14.11      Fractional Shares. No fractional Share shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

Section 14.12      Government and Other Regulations. The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all Applicable Laws and to such approvals by government agencies as may be required. The Company shall be under no obligation to register any of the Shares paid pursuant to the Plan under the Securities Act or any other similar law in any applicable jurisdiction. If the Shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act or other Applicable Laws, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

Section 14.13      Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the United States and that the courts of the United States shall have non-exclusive jurisdiction in respect of any dispute, suit, action, arbitration or proceeding which may arise out of or in connection with this Plan and all Award Agreements.

Section 14.14     Section 409A of the Code. The Plan is intended to comply with or be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.

Section 14.15      Appendices. The Committee may approve such supplements, amendments or appendices to the Plan as it may consider necessary or appropriate for purposes of compliance with Applicable Laws or otherwise and such supplements, amendments or appendices shall be considered a part of the Plan, including but not limited to entrusting a local Affiliate with matters related to foreign exchange registration, bank account opening, share transfers and remittances for the Plan; provided, however, that no such supplements shall increase the share limitations contained in Section 3.1 of the Plan without the approval of the Board.

Section 14.16     Disputes. Any dispute arising in connection with this Plan (whether as to the number of Shares the subject of an Option, the amount of the exercise price or otherwise) may be determined by the Board, the decision of which shall be final and binding on all parties who may be affected thereby.

Section 14.17     Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

Section 14.18     Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

Section 14.19     Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

Section 14.20     Share-Based Awards in Substitution for Options or Awards Granted by Other Company. Notwithstanding anything in this Plan to the contrary:

(a)        Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, options, share appreciation rights, restricted shares, restricted share units or other share-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in share prices in connection with the transaction.

(b)        In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under the Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

(c)        Any Shares that are issued or transferred by, or that is subject to any awards that are granted by, or become obligations of, the Company under Sections 14.20(a) or 14.20(b) above will not reduce the Shares available for issuance or transfer under the Plan or otherwise count against the limits contained in Section 3.1 of the Plan. In addition, no Shares that are issued or transferred by, or that is subject to any awards that are granted by, or become obligations of, the Company under Sections 14.20(a) or 14.20(b) above will be added to the aggregate plan limit contained in Section 3.1 of the Plan.

Section 14.21     Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any of its Affiliates.